UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 29, 2022 (June 23, 2022)

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827		38-3519512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Village Center Drive,	Van Buren Township,	Michigan	48111
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security.

(a) The annual meeting of stockholders of the Company was held on June 23, 2022.

(b) At the annual meeting, the stockholders elected the Company’s nine nominees for director to serve for a one-year term beginning at the 2022 annual meeting and expiring at the 2023 annual meeting of stockholders. The stockholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022 and approved the Company’s executive compensation. The final voting results are set forth below.

(1)    Election of directors (majority voting):

Nominee	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
James J. Barrese	25,638,400	289,091	8,917	574,666
Naomi M. Bergman	25,845,383	82,751	8,274	574,666
Jeffrey D. Jones	25,391,371	535,556	9,481	574,666
Bunsei Kure	25,780,401	147,098	8,909	574,666
Sachin S. Lawande	25,843,482	83,965	8,961	574,666
Joanne M. Maguire	25,740,663	187,560	8,185	574,666
Robert J. Manzo	24,432,753	853,184	650,471	574,666
Francis M. Scricco	25,841,190	86,254	8,964	574,666
David L. Treadwell	25,341,857	586,237	8,314	574,666

(2)     Ratification of the appointment of Deloitte & Touche LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
25,975,188	527,971	7,915	N/A

(3)    Provide advisory approval of the Company’s executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
24,814,485	1,110,674	11,249	574,666

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

On June 23, 2022, the Board of Directors of the Company re-appointed Mr. Francis M. Scricco as the non-executive Chairman of the Board of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

By:	/s/Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and Chief Legal Officer

Date: June 29, 2022